Exhibit 10.1

                     [BrandPartners Group, Inc. Letterhead]


                                                                  March 25, 2003

[NAME]
[ADDRESS]


Dear _______________:

     BrandPartners Group, Inc. (the "Company"), in accordance with the provisions of its 2001 Stock Incentive Plan (the "Plan"), hereby grants you an option ("Stock Option") to purchase 200,000 shares of the Company's Common Stock ("Common Stock"). Your award is subject to the terms and conditions set forth in the Plan, any interpretations or rules established by the committee of the Company's Board of Directors that administers the Plan and this letter. Any terms used in this letter and not defined have the meanings set forth in the Plan. A copy of the Plan is enclosed with this grant letter.

1. Option Price

     The price at which you may purchase the shares of Common Stock covered by this Stock Option is $0.15 per share, the closing price of the Company's Common Stock on the Nasdaq SmallCap Market on March 25, 2003.

2. Term of Option

     Your Stock Option will expire on March 25, 2008. However, if your service as a Director terminates by reason of death, your Stock Option will instead terminate on the later of March 25, 2008 or one year after your death.

3. Exercisability of Option

     Your Stock Option will become exercisable in installments as follows:

                                                 Number of Shares
                  Period Beginning             Becoming Exercisable

                  March 25, 2003                     100,000
                  January 1, 2004                    100,000

     To the extent your Stock Option has become exercisable, you may exercise the Stock Option as to all or any part of the shares covered by the Stock Option, at any time on or before the date the Stock Option expires.

     There are two exceptions to the exercisability schedule set forth above. Your Stock Option will become immediately exercisable if (1) your service as a Director terminates by reason of death, or (2) there is a Change of Control of the Company (as defined in the Plan).

4. Exercise of Option

     You may exercise your Stock Option only by giving written notice to the Company of the number of shares of Common Stock desired to be purchased. The notice must be hand delivered or mailed to the Company at BrandPartners Group, Inc., 777 Third Avenue, New York, New York 10017, Attn: Chief Financial Officer. The notice must be accompanied by either (i) tender in full of the option price, as provided in paragraph 5(a) below, or (ii) if the Company has a "cashless option exercise" program in effect at the time of exercise, the documents necessary to arrange for payment of the option price through such program. A copy of the form of notice to be used in exercising your Stock Option (the "Option Exercise Form") is enclosed. Your option will be deemed exercised on the date the Option Exercise Form is hand delivered or, if mailed, postmarked.

     The shares of Common Stock you will receive upon exercise of your option may consist of authorized but unissued shares or treasury shares of the Company, as determined from time to time by the Company's Board of Directors.

5. Satisfaction of Option Price

     (a) Payment of Cash. Unless the Company has adopted a "cashless option exercise" program as provided below, your option must be exercised by payment in cash (including cash equivalents such as check, bank draft, money order or wire transfer to the order of the Company).

     (b) Cashless Exercise. If the Company has in effect a "cashless option exercise" program at the time of your exercise and you elect to exercise your Stock Option under such program, you must comply with the procedures for satisfying the option price in accordance with such program.


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

6. Administration of the Plan

     The Plan is administered by the Compensation Committee of the Company's Board of Directors or such other committee of Directors as the Board may designate (the "Committee"). The members of the Committee serve at the pleasure of the Board.

     The Committee has authority to interpret the Plan, to adopt, amend, and rescind the rules for administering the Plan, and to take any other action necessary for the proper operation of the Plan. However, the Committee has no power or discretion to vary the amount or terms of awards to Outside Directors under the Plan, except in the limited circumstances set forth in the Plan. All decisions and acts of the Committee are final and binding.

7. Non-transferability of Option

     Your Stock Option may be exercised only by you, and may not be assigned, pledged, or otherwise transferred except as provided below. During your lifetime, your Stock Option may be transferred to (i) your spouse, children or grandchildren ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer and (y) subsequent transfers of the transferred Stock Option shall be prohibited except those by will or the laws of descent and distribution. Following any such transfer, the Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. In the event you are incapacitated, your Stock Option may be exercised by your guardian or legal representative. In the event of your death, your Stock Option may be exercised by the executor or administrator of your estate or by a person who acquired the right to exercise them by bequest or inheritance or by reason of your death.

8. Adjustment in Certain Events

     In the event of specified changes in the Company's capital structure, the Committee is required to make appropriate adjustment in the number and kind of shares authorized by the Plan, and the number, option price and kind of shares covered by outstanding awards. This letter will continue to apply to your awards as so adjusted.

9. Regulatory Compliance

     Under the Plan, the Company is not required to deliver Common Stock upon exercise of your Stock Option if such delivery would violate any applicable law or regulation. If required by any federal or state securities law or regulation, the Company may impose restrictions on your ability to transfer shares received under the Plan.


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

     This letter contains the formal terms and conditions of your grant, and, accordingly, should be retained in your files for future reference.

                                    Very truly yours,

                                    BRANDPARTNERS GROUP, INC.


                                     By:
                                         ---------------------------------------
                                            Edward T. Stolarski
                                            Chairman and Chief Executive Officer


Accepted and Agreed:


------------------------------


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

                              OPTION EXERCISE FORM




                                                  __________________________
                                                            DATE


BrandPartners Group, Inc.
777 Third Avenue
New York, NY 10017
Attn:  Chief Financial Officer

     I hereby exercise the following stock options granted to me under the BrandPartners Group, Inc. 2001 Stock Incentive Plan as indicated below:

   Date of                                 Option Price
   Option Grant       No. of Shares        Per Share              Total Price
---------------       -------------        ------------           -----------


---------------       -------------        ------------           --------------


In satisfaction of the option price, I hereby elect the following:

____ (1) I enclose cash or check (or other cash equivalent for $ ) payable to BrandPartners, Inc.

____ (2) I authorize payment of the option price through the Company's cashless option exercise program (if available at the time of exercise). Enclosed are the documents required to be executed in accordance with such program. I understand that I will receive only the proceeds form the sale of such shares (minus the amounts described in the cashless option exercise program), and will not receive certificates for the shares acquired by this option exercise.

     I will, if requested, give the Company such undertakings and agree to the placing of such legends on the stock certificates as may be required by the Company to assure compliance with any federal or state securities law.

     It is my intention that this letter and my tender of the option price shall constitute an agreement between the Company and me for the sale by the Company and the purchase by me of the number of shares stated above at the price indicated, and that this agreement shall be binding upon us as of the date this letter is postmarked, or if delivery is by hand, on the date so delivered.


                                              Very truly yours,

                                              __________________________________
                                              Signature

                                              __________________________________
                                              Print or type name
                                              (name to be used for registration
                                                 of shares)

     I hereby request that you deliver any stock certificate issued to me in connection with my exercise of the above stock options to the following financial institution instead of delivering it to me.


                                              __________________________________
                                              Name of Institution

                                              __________________________________
                                              Person to Whose Attention Stock
                                              Should be Sent

                                              __________________________________
                                              Street Address

                                              __________________________________
                                              City, State and Zip Code


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